SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2012

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Waste Management, Inc. (the “Company”) filed a Form 8-K on July 26, 2012 to disclose, among other things, that (i) Mr. Don P. Carpenter was appointed Vice President and Chief Accounting Officer and (ii) Mr. Jeff M. Harris, a named executive officer in the Company’s most recent proxy statement, was appointed Senior Vice President – Field Operations.

Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this amended Form 8-K is being filed to disclose the following modifications to the compensation of Messrs. Carpenter and Harris in connection with their respective promotions:

(i) The annualized base salary of Mr. Carpenter was increased from $287,210 to $305,000, to be effective as of August 24, 2012.

(ii) On November 6, 2012, the Company granted Mr. Harris an award of restricted stock units (RSUs) under the Company’s 2009 Stock Incentive Plan with a target dollar value of $200,000. The material terms of the RSUs are as follows:

RSUs

Vesting Schedule	100% on third anniversary. Each RSU will be converted into one share of Company common stock.

Dividend Equivalents	Paid in cash on unvested RSUs at such time as dividends are paid on the Company’s common stock.

Termination of Employment

Death or Disability	All RSUs immediately vest.

Qualifying Retirement or Involuntary Termination without Cause	RSUs vest on a pro rata basis.

Involuntary Termination for Cause	All unvested RSUs are forfeited.

Involuntary Termination without Cause following a Change in Control	All RSUs immediately vest.

The form of award agreement for Mr. Harris’s RSUs will be the same as the Form of 2012 RSU Award Agreement filed by the Company as Exhibit10.2 to its Form 8-K filed July 5, 2012 (the “RSU Award Agreement”). The descriptions of the material terms of the RSU Award Agreement are qualified in their entirety by the full text of such agreement, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Form of 2012 RSU Award Agreement. (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed July 5, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.

Date: November 9, 2012	By:	/s/ Rick L Wittenbraker
Rick L Wittenbraker
Senior Vice President, General Counsel

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